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                                                                      Exhibit 23

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1994 Long-Term Compensation Plan and 1997 Stock Option Plan for Outside Directors of Kohl's Corporation, of our report dated March 7, 1997, with respect to the consolidated financial statements of Kohl's Corporation included in its Annual Report (Form 10-K) for the year ended February 1, 1997 filed with the Securities and Exchange Commission.



Milwaukee, Wisconsin                             ERNST & YOUNG LLP
April 28, 1997